Registration Statement No. 33-38700

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                         POST-EFFECTIVE AMENDMENT NUMBER TWO
                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    Under
                           The Securities Act of 1933


                         NORTHERN STATES POWER COMPANY
             (Exact name of registrant as specified in its charter)

            MINNESOTA                                    41-0448030
        (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)               Identification No.)

        414 Nicollet Mall, Minneapolis, Minnesota          55401
         (Address of Principal Executive Offices)        (Zip Code)

                    EXECUTIVE LONG-TERM INCENTIVE AWARD STOCK PLAN
                                (Full title of the plan)


PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

          (i) Northern States Power Company's (the "Registrant") Annual Report on Form 10-K for the year ended
                    December 31, 1994;

          (ii) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 (and Amendments thereto (on Form 10-Q/A) dated August 4, 1995 and August 7, 1995), and September 30, 1995 (and Amendment thereto (on Form 10-Q/A) dated January 4, 1996); and

          (iii) The Registrant's Current Reports on Form 8-K dated January 30, 1995, February 28, 1995, April 28, 1995, June 27, 1995, June 28, 1995, September 1,
                    1995, September 13, 1995 and January 18, 1996.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date thereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 5.             INTERESTS OF NAMED EXPERTS AND COUNSEL

          The financial statements and the related financial statement schedules incorporated in this Registration Statement by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (which reports express an unqualified opinion and include an explanatory paragraph referring to the Registrant's change in method of accounting for post-retirement healthcare costs in 1993) have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report included in such Form 10-K which is incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

          The consolidated financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of Wisconsin Energy Corporation for the year ended December
31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          A legal opinion in connection with shares issued under the Plan was rendered by Chandra G. Houston, Esq., who is an attorney for and employee of the Company.

Item 8.  Exhibits.

          4.01 Copy of Executive Long-Term Incentive Award Stock Plan [filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988 and incorporated by reference herein].

          4.02 Restated Articles of Incorporation, as amended [filed as Exhibit 3.01 to the Registrant's Form 10-Q for the quarter ended March 31, 1992 and incorporated by reference herein].

          4.03        By-laws  [filed as  Exhibit 3.02 to the
                      Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated by reference herein].

          5.01        Opinion of counsel.

          23.01       Independent Auditors' Consent.  [Previously Filed]

          23.02       Independent Auditors' Consent.  [Previously Filed]

          23.03       Consent of legal counsel (see Item 5.01)

          24.01       Power of attorney.


SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. Two to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on the 24th day of January, 1996.


                      NORTHERN STATES POWER COMPANY


                      By: (Arland D. Brusven)
                          Arland D. Brusven
                          Vice President - Finance


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. Two to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                             DATE

James J. Howard               Principal Executive Officer
                              and Director

Edward J. McIntyre            Principal Financial Officer

Roger D. Sandeen              Principal Accounting Officer

H. Lyman Bretting             Director

David A. Christensen          Director

W. John Driscoll              Director

Dale L. Haakenstad            Director

Allen F. Jacobson             Director

Richard M. Kovacevich         Director

Douglas W. Leatherdale        Director

John E. Pearson               Director

G. M. Pieschel                Director

Margaret R. Preska            Director

A. Patricia Sampson           Director


By: (Arland D. Brusven)                                    January 24, 1996
    Arland D. Brusven (attorney-in-fact)

                                     EXHIBIT INDEX

 METHOD OF                 EXHIBIT
  FILING                     NO.             EXHIBIT

    DT                     5.01              Opinion of Chandra G. Houston

    DT                     23.03             Consent of legal counsel (see
                                              Item 5.01)

    DT                     24.01             Power of Attorney


DT = Filed electronically with this direct transmission.